Exhibit 99.1

News Release

CAMBRIDGE HEART ANNOUNCES PRELIMINARY THIRD QUARTER 2007

REVENUE RESULTS

BEDFORD, MA—October 8, 2007—Cambridge Heart, Inc. (OTCBB: CAMH), today announced its preliminary revenue results for the third quarter ended September 30, 2007. Based on preliminary results, the Company expects to report third quarter 2007 revenue of approximately $2.7 million. As a result, the Company does not anticipate achieving its 2007 full-year revenue guidance of $14 to $16 million.

“We completed the initial training of the St. Jude Medical sales organization in the third quarter, and we continue to strengthen our partnership. It has taken longer than originally anticipated for us to fully implement our collaborative effort to educate the broader cardiovascular market about the benefits of MTWA as a diagnostic tool. Cambridge Heart now believes sales are poised to accelerate in 2008,” stated Robert P. Khederian, Chairman and Interim CEO of Cambridge Heart, Inc. “Cambridge Heart and St. Jude Medical continue to emphasize MTWA as a critical tool for identifying patients at high risk of Sudden Cardiac Death so these patients can receive appropriate preventative therapy.”

The Company will release third quarter earnings after market close on November 12, 2007. Further details regarding the conference call will be announced in the future.

The results announced today are preliminary and subject to change.

About Cambridge Heart, Inc.

Cambridge Heart (www.cambridgeheart.com) is engaged in the development and commercialization of products for the non-invasive diagnosis of cardiac disease, particularly the identification of those at risk of sudden cardiac arrest. The Company’s products incorporate its proprietary Microvolt T-Wave Alternans measurement technologies, coupled with its patented Spectral Analytic Method and ultra-sensitive disposable electrode sensors. Only Spectral Analytic Method MTWA tests are reimbursed by Medicare under its National Coverage Policy that covers patients with a wide variety of cardiac symptoms. Other major insurers in the U.S. also have coverage policies for the test. The T-Wave Alternans test is included in the Guideline for Management of Patients with Ventricular Arrhythmias and the Prevention of Sudden Cardiac Death jointly developed by the American College of Cardiology (ACC), the American Heart Association (AHA), and the European Society of Cardiology (ESC). The Company, founded in 1990, is based in Bedford, Massachusetts, and is traded on the OTCBB under the symbol CAMH.

Statements contained in this press release are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In some cases, we use words such as “believes”, “expects”, “anticipates”, “plans”, “estimates”, “could”, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements. Factors that may cause or contribute to such differences include failure to achieve broad market acceptance of our MTWA technology, failure of our sales and marketing partner to market our products effectively, inability to hire and retain qualified clinical applications specialists in our target markets, failure to obtain or maintain adequate levels of third-party reimbursement for use of our MTWA test, customer delays in making final buying decisions, decreased demand for our products, failure to obtain funding necessary to develop or enhance our technology, adverse results in future clinical studies of our technology, failure to obtain or maintain patent protection for our technology and other factors identified in our most recent Annual Report on Form 10-K under “Risk Factors”, which is on file with the SEC and available at www.EDGAR.com. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so except as may be legally necessary, even if our estimates should change.

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CONTACT:

Cambridge Heart, Inc.	Burns McClellan, Inc.
Investor Relations	Juliane Snowden (investors)
(781) 271-1200 x450	jsnowden@burnsmc.com
www.cambridgeheart.com	Justin Jackson (media)
jjackson@burnsmc.com
Jason Farber (media)
jfarber@burnsmc.com
(212) 213-0006